UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

___________

FORM 8-K

___________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date Of Earliest Event Reported): January 29, 2010

Total Nutraceutical Solutions, Inc.

 (Exact name of registrant as specified in charter)

Commission File Number:  000-53493

Nevada	26-0561199
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

80 Columbia Street Stevenson, Washington	98648
(Address of principal executive offices)	(Zip Code)

(509) 427-5132
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws.

On January 29, 2010 a Certificate of Amendment to Articles of Incorporation of Total Nutraceutical Solutions, Inc. (“TNS”) was filed with the Secretary of State of Nevada. On January 4, 2010, a majority of the stockholders of TNS, holding 54% of the outstanding shares of TNS, pursuant to a written consent in lieu of a special meeting, adopted amendments to the Articles of Incorporation of the corporation.  The amendments involved the change of the name of the corporation from Total Nutraceutical Solutions to Total Nutraceutical Solutions, Inc. and an increase in the number of shares of common stock authorized to be issued from 70 million shares to 150 million shares. A copy of the Amended and Restated Articles of Incorporation is filed hereto as Exhibit 3.1.

Item 9.01.	Exhibits. Financial Statements and Exhibits

(c)	Exhibits

3.1

Amended and Restated Articles of Incorporation of Total Nutraceutical Solutions, Inc. dated January 29, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOTAL NUTRACEUTICAL SOLUTIONS, INC. (Registrant)

Date: October 29, 2010	By:	/s/ Marvin S. Hausman, M.D.
Marvin S. Hausman, M.D. President and CEO